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                                  EXHIBIT 99.1

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
The Aristotle Corporation:

On February 15, 2004, we reported on the consolidated balance sheets of The Aristotle Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of earnings, stockholders' equity and comprehensive earnings, and cash flows for each of the years in the three-year period ended December 31, 2003, which are included in the 2003 Annual Report on Form 10-K. Our report refers to the Company's change in its method of accounting for goodwill in 2002. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule as listed below. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

Milwaukee, Wisconsin
February 15, 2004

       SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS FOR THE YEARS ENDED
                        DECEMBER 31, 2003, 2002 AND 2001

                             BALANCE AT   CHARGED TO    CHARGED TO
                              BEGINNING    COSTS AND      OTHER                         BALANCE AT
         DESCRIPTION          OF PERIOD    EXPENSES    ACCOUNTS (a)     DEDUCTIONS    END OF PERIOD
--------------------------   ----------   ----------   ------------   -------------   -------------
Allowance for doubtful
   receivables
   Year ended December 31,
           2001              $  486,000    $ 140,000      $15,000     $(165,000)(b)    $  476,000
           2002              $  476,000    $ 167,000      $19,000     $(138,000)(b)    $  524,000
           2003              $  524,000    $ 107,000      $    --     $(144,000)(b)    $  487,000

Inventory reserves

   Year ended December 31,
           2001              $  886,000    $(131,000)     $17,000     $ 112,000 (b)    $  884,000
           2002              $  884,000    $ 522,000      $28,000     $(320,000)(b)    $1,114,000
           2003              $1,114,000    $ (56,000)     $    --     $  (9,000)(b)    $1,049,000

(a) Allowance for doubtful receivables and inventory reserves acquired in acquisitions.

(b) Includes write-offs of trade accounts receivable, net of recoveries of amounts previously written-off and write-offs of obsolete inventory, net of recoveries for book to physical inventory adjustments.